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            Consent of Independent Registered Public Accounting Firm

The Shareholders and Board of Directors
ING Series Fund, Inc.

We consent to the use of our report dated December 21, 2007, incorporated herein by reference, on the financial statements of ING Global Science and Technology Fund, a series of ING Series Fund, Inc., and the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.


/s/ KPMG LLP
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Boston, Massachusetts
February 22, 2008